SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                 _______________________________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 or 15(d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934

                  _____________________________


Date of report (Date of earliest event reported) July 22, 1999
                                              -----------------

                   PRINCETON VIDEO IMAGE, INC.
-----------------------------------------------------------------
       (Exact Name of Registrant as Specified in Charter)


       New Jersey           000-23415             22-3062052
-----------------------------------------------------------------
(State or Other Juris-     (Commission         (I.R.S. Employer
diction of Incorporation)  File Number)       Identification No.)



15 Princess Road, Lawrenceville, New Jersey             08648
-----------------------------------------------------------------
(Address of Principal Executive Offices)              (Zip Code)


Registrant's telephone number, including area code (609) 912-9400
                                                    -------------

-----------------------------------------------------------------
  (Former Name or Former Address, If Changed Since Last Report)

Item 5. Other Events.

     On July 22, 1999 the Registrant issued the following press release relating to an agreement with CanWest Global Communications
Corporation:

 "PRINCETON VIDEO IMAGE, INC. AND CANWEST GLOBAL COMMUNICATIONS,
              CANADA'S PREMIER PRIVATE BROADCASTER,
                     SIGN TWO-YEAR AGREEMENT

     "--Agreement Spans NFL and Syndicated Programming--

     "Lawrenceville, NJ, July 22, 1999 - Princeton Video Image, Inc. (NASDAQ: PVII, www.pvi-inc.com), the world leader in virtual advertising and imaging solutions for television, and CanWest Global Communications Corporation (NYSE: CWG and TSE: CGS.S and CGS.A), Canada's premier private broadcaster, today announced they have signed a two-year agreement. Under the terms of the agreement, CanWest Global Communications will use PVI's Live Video Insertion System (L-VIS(TM)) to insert electronic images into live sports events and entertainment programming, including Canadian telecasts of NFL games. As part of the agreement, Princeton Video Image will install one of PVI's L-VIS systems in Global's studios. Terms of the deal were not disclosed.

     "Global successfully used PVI's L-VIS system earlier this year during Super Bowl XXXIII working with clients such as General Motors, Pfizer, and National Car Rental.

     "Dennis Wilkinson, President and Chief Executive Officer of Princeton Video Image said, 'We are pleased that CanWest Global has expanded its use of our technology to include insertions in entertainment programming as well as virtual advertising for its broadcasts of the entire NFL season and other sporting events. The Canadian television advertising marketplace is estimated to be $2 billion. This agreement with CanWest Global provides us with ways to further enhance our visibility in the international marketplace while providing us with significant opportunities to grow our revenues.'

     "Mr. Wilkinson added, 'This agreement with CanWest Global highlights our strategy of fostering new relationships, both domestically and internationally, while simultaneously building upon our successes with current clients.'

     "'We're excited about the value and effectiveness of PVI's image insertion technology, and we are extremely optimistic about the new opportunities this agreement will create for Global Television and our clients,' said Ken Johnson, Vice President of Sales for Global Television Network.

     "CanWest Global Communications Corp. is an international media company. In Canada, CanWest owns and operates the Global Television Network and Global Prime Cable Network, as well as CanWest Entertainment, Fireworks Entertainment Inc., a production and distribution company, and Seven Arts International. Internationally, CanWest owns and operates New Zealand's TV3 and TV4 Television Networks, the More FM Radio Network and CanWest Entertainment International. The Company also has significant investments in Canada's WIC Western International Communications, Australia's TEN Television Network, the Republic of Ireland's TV3 Television Network, and Northern Ireland's Ulster Television.

     "Princeton Video Image, Inc. has developed and is marketing a real-time video insertion system that, through patented pattern recognition technology, places computer-generated electronic images into television broadcasts of sporting events as well as other programming. These electronic images range from simple corporate names and logos to sophisticated 3-D images and animated effects. PVI has provided video insertion services for nearly 1,000 live telecasts worldwide, including broadcasts of Major League Baseball, National League Football, professional soccer, motorsports, and other live events. The Company is headquartered in Lawrenceville, New Jersey, with offices in New York City and Brussels, with Licensee's offices in Mexico City and Johannesburg.


"Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to market acceptance, dependence on strategic partners and third party sales, contractual restraints on use of PVI's technology, a rapidly changing commercial and technological environment, competition, possible adverse regulations, need for additional financing, intellectual property rights and litigation, and other risks identified in PVI's filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. PVI undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events."


                         #    #    #


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         The following Exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-B.

10.1*    Letter Agreement, dated July 19, 1999, between the
         Registrant and CanWest Global Communications
         Corporation.

* Confidential treatment has been sought with respect to certain portions of this document.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Princeton Video Image, Inc.


                              By: /s/ Lawrence Epstein
                                  ------------------------------
                                  Lawrence Epstein,
                                  Vice President of Finance
                                  and Chief Financial Officer


Date: August 18, 1999

                          EXHIBIT INDEX

Exhibit
  No.     Description of Exhibit
-------   ----------------------


 10.1*   Letter Agreement, dated July 19, 1999, between the
         Registrant and CanWest Global Communications
         Corporation.

* Confidential treatment has been sought with respect to certain portions of this document.